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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Adobe Systems Incorporated:

We consent to incorporation herein by reference of our report dated
December 14, 1998, relating to the consolidated balance sheets of Adobe Systems Incorporated and subsidiaries as of November 27, 1998 and November 28, 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended November 27, 1998, and the related schedule, which report appears in the November 27, 1998, annual report on Form 10-K of Adobe Systems Incorporated.

/s/ KPMG LLP

Mountain View, California
June 18, 1999